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                                                                     EXHIBIT 8.1


                       [DICKINSON WRIGHT PLLC LETTERHEAD]







August 3, 2000




Visteon Corporation
5500 Auto Club Drive
Dearborn, Michigan 48126


Ladies and Gentlemen:

         We have acted as counsel to Visteon Corporation (the "Company") in connection with the Registration Statement (the "Registration Statement") on Form S-3 filed by the Company on July 19, 2000 with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"). We have also acted as counsel to the Company in connection with the Prospectus Supplement dated July 31, 2000 (the "Supplement") and the related Prospectus dated July 19, 2000 (the "Prospectus"), each in the form filed with the Commission effective August 2, 2000, covering $1,200,000,000 in aggregate principal amount of debt securities of the Company comprised of $500,000,000 of 7.95% Notes due August 1, 2005 and $700,000,000 of 8.25% Notes
due August 1, 2010 (collectively the "Notes") issuable under an Indenture dated as of June 15, 2000 between the Company and Bank One Trust Company, N.A., as trustee under an Indenture dated as of June 23, 2000 (the "Indenture").

         In our capacity as such counsel, we have examined the various documents set forth above and such other documents and corporate records of the Company and such documents and certificates of public officials and officers of the Company as we have deemed necessary as a basis for the opinions hereinafter expressed.

         In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. We also have assumed that the transactions related to the issuance of the Notes will be consummated in the manner contemplated by the Registration Statement, the Prospectus, the Supplement, the Indenture and the other documents referred to hereinabove.

         Based solely upon the foregoing and subject: (A) to the conditions and limitations which follow; (B) to the beneficial owner's compliance with the requirements set forth under the heading "United States Tax Documentation Requirements" on pages S-44 and S-45 of the Supplement; and (C) to the discussion of backup withholding set forth at pages S-46 and S-47 in the Supplement, we are of the opinion that under current United States federal income tax law:

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                  (i) payments of principal and interest on a Note that is
beneficially owned by a non-United States person will not be subject to United States federal withholding tax; provided, that in the case of interest, (x) (a) the beneficial owner does not actually or constructively own ten percent (10%) or more of the total combined voting power of all classes of stock of the Company entitled to vote, (b) the beneficial owner is not a controlled foreign corporation that is related to the Company through stock ownership, and (c) either (A) the beneficial owner of the Note certifies to the person otherwise required to withhold United States federal income tax from such interest, under penalties of perjury, that it is not a United States person and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Note certifies to the person otherwise required to withhold United States federal income tax from such interest, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy thereof; (y) the beneficial owner is entitled to the benefits of an income tax treaty under which the interest is exempt from United States federal withholding tax and the beneficial owner of the Note or such owner's agent provides an IRS Form W-8BEN (or through December 21, 2000, IRS Form 1001) claiming the exemption; or (z) the beneficial owner conducts a trade or business in the United States to which the interest is effectively connected and the beneficial owner of the Note or such owner's agent provides an IRS Form W-8ECI (or through December 31, 2000, IRS Form 4224); provided that in each such case, the relevant certification or IRS Form is delivered pursuant to applicable procedures and is properly transmitted to the person otherwise required to withhold United States federal income tax, and none of the persons receiving the relevant certification or IRS Form has actual knowledge that the certification or any statement on the IRS Form is false;

                  (ii) a non-United States person will not be subject to United States federal income or withholding tax on any gain realized on the sale, exchange or redemption of a Note unless the gain is effectively connected with the beneficial owner's trade or business in the United States or in the case of an individual holder such individual has become a "resident" of the United States for federal income tax purposes or is present in the United States for 183 days or more in the taxable year in which the sale, exchange or redemption occurs and certain other conditions are met; and

                  (iii) a Note owned by an individual who at the time of death is not a citizen or resident of the United States will not be subject to United States federal estate tax as a result of such individual's death if the individual does not actually or constructively own ten percent (10%) or more of the total combined voting power of all classes of stock of the Company entitled to vote and the income on the Note would not have been effectively connected with a U.S. trade or business of the individual.



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         The opinions expressed above are subject to the following limitations and qualifications:

         (a) Our opinion is conditioned on, among other things, the initial and continuing accuracy of the facts, information, covenants and representations set forth in the Registration Statement, the Prospectus, the Supplement, the Indenture and those other documents referred to hereinabove as well as the statements and representations made by officers of the Company.

         (b) In rendering our opinion, we have considered the current provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, judicial decisions and Internal Revenue Service rulings, all of which are subject to change, which changes may be retroactively applied. A change in the authorities upon which our opinion is based could affect our conclusions. There can be no assurance, moreover, that any of the opinions expressed herein will be accepted by the Internal Revenue Service or, if challenged, by a court.

         (c) We note that various issues may be addressed in other opinions which we may now or hereafter provide to you and in the opinions which other counsel may separately provide to you and we express no opinion herein as to matters addressed in any such opinions.

         Except as set forth above, we express no opinion to any party as to the tax or other consequences, whether federal, state, local, or foreign, of the issuance of the Notes or of any transaction related to or contemplated in connection with such issuance. This opinion is furnished to you solely for your benefit in connection with the offering of the Notes and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person without our express written permission. We are qualified to practice law in the State of Michigan and we do not purport to express any opinion herein concerning any laws other than applicable United States federal income tax laws. This opinion letter is limited to the specific issues addressed herein and is predicated solely upon laws and regulations in existence as of the current date and as they currently apply and to the facts as they currently exist. We assume no obligation to revise or supplement this opinion letter should such matters change by legislative action, judicial decision or otherwise and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.



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         We hereby consent to the use of our name as it appears in the
Prospectus and in the Supplement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                   Very truly yours,

                                   DICKINSON WRIGHT PLLC




                                   By:  /s/ William E. Elwood
                                      -----------------------
                                            William E. Elwood
                                            Member